UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2010

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) At the Annual Meeting of Stockholders of NRG Energy, Inc. (the “Company”) held on July 28, 2010, the Company’s stockholders, upon the recommendation of the Board of Directors, approved the NRG Energy, Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”). The Plan (i) increases the number of shares available for issuance under the Plan, (ii) adds a clawback provision to the Plan that will require participants to repay Awards, as defined in the Plan, in certain circumstances, and (iii) updates and makes other technical or clarifying changes. The full text of the Plan is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on July 28, 2010. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 – Election of Class I Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kirbyjon H. Caldwell	209,812,520	2,182,727	2,992,178	31,421,919
David Crane	211,064,511	930,479	2,992,435	31,421,919
Stephen L. Cropper	209,820,677	2,079,575	3,087,173	31,421,919
Kathleen A. McGinty	210,929,931	1,067,814	2,989,680	31,421,919
Thomas H. Weidemeyer	209,822,955	2,171,467	2,993,003	31,421,919

(b) Proposal 2 – Approval of the NRG Energy, Inc. Amended and Restated Long-Term Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,943,671	18,040,290	3,003,464	31,421,919

(c) Proposal 3 – Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
242,279,313	1,109,838	3,020,193	0

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	The NRG Energy, Inc. Amended and Restated Long-Term Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

August 3, 2010	By:	/s/ Michael Bramnick

Name: Michael Bramnick
Title: Executive Vice Pres & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	The NRG Energy, Inc. Amended and Restated Long-Term Incentive Plan